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        As filed with the Securities and Exchange Commission on March 11, 1998
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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549


                                      FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                                 RELTEC CORPORATION
               (Exact name of registrant as specified in its charter)

     Delaware                      3661                      94-3227019
  (State or Other           (Primary Standard             (I.R.S. Employer
  Jurisdiction of        Industrial Classification     Identification Number)
  Incorporation or             Code Number)
    Organization)


                             ---------------------------

     5900 LANDERBROOK DRIVE, SUITE 300                    VALERIE A. GENTILE SACHS
         CLEVELAND, OHIO 44124-4019                VICE PRESIDENT AND GENERAL COUNSEL
             (440) 460-3600                                  RELTEC CORPORATION
(Address, including Zip Code, and Telephone                5900 LANDERBROOK DRIVE
Number, including Area Code, of Registrant's             CLEVELAND, OHIO 44124-4019
       Principal Executive Offices);                           (440) 460-3600
                                                (Name, Address, including Zip Code, and
                                                 Telephone Number, including Area Code,
                                                            of Agent for Service)

                                      Copies to:

               RAYMOND Y. LIN                     VINCENT PAGANO, JR.
              LATHAM & WATKINS                 SIMPSON THACHER & BARTLETT
              885 THIRD AVENUE                    425 LEXINGTON AVENUE
          NEW YORK, NEW YORK 10022              NEW YORK, NEW YORK 10017
              (212) 906-1200;                       (212) 455-2000

Securities to be registered pursuant to Section 12(b) of the Act:

             TITLE OF EACH CLASS             NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED             EACH CLASS IS TO BE REGISTERED
             -------------------             ------------------------------

        Common Stock, $0.01 par value       The New York Stock Exchange, Inc.


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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          On March 11, 1998, the registrant filed with the Securities and Exchange Commission (the "Commission") Amendment No. 3 to its Registration Statement on Form S-1, File No. 333-44277, with respect to its common stock, par value $0.01 per share (the "Common Stock"). The securities to be registered pursuant to this Registration Statement on Form 8-A were described in the registration statement referred to above under the caption "Description of Capital Stock", and such description is incorporated by reference herein in response to the information required by this Item. Such description incorporated by reference herein shall be filed with copies of the application filed with The New York Stock Exchange, Inc. ("NYSE").

ITEM 2.   EXHIBITS.

          The following exhibits shall be filed with each copy of this Registration Statement filed with NYSE, but have not been filed with, and are not incorporated by reference in, copies of this Registration Statement filed with the Commission:


     1.1 Amendment No. 3 to the Registration Statement on Form S-1, File No. 333-44277, as filed with the Commission on March 11, 1998

     1.2 Amendment No. 2 to the Registration Statement on Form S-1, File No. 333-44277, as filed with the Commission on February 25, 1998

     1.2 Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-44277, as filed with the Commission on February 5, 1998

  *  3.1       The Certificate of Incorporation of the Registrant

  *  3.2       The Bylaws of the Registrant

  ** 4.1       Specimen of a Common Stock certificate

-----------------------

*    Included in Amendment No. 2 to the Registration Statement on Form S-1.

**   Included in Amendment No. 3 to the Registration Statement on Form S-1.


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          Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        RELTEC Corporation


Date: March 11, 1998                    By: /s/ Valerie Gentile Sachs
                                           -------------------------------------
                                           Valerie Gentile Sachs
                                           Vice President, General Counsel